SECOND AMENDMENT
TO
FUND PARTICIPATION AGREEMENT

WHEREAS, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), THE ALGER AMERICAN FUND (the “Fund”), FRED ALGER MANAGEMENT, INC. (the “Adviser”), and FRED ALGER & COMPANY, INCORPORATED (the “Distributor”), collectively the Parties, entered into a Fund Participation Agreement dated September 13, 1999, as amended on August 17, 2006 (the “Agreement”); and
WHEREAS, the Parties desire and agree to add GWL&A’s COLI VUL 4 and COLI VUL 7 Separate Accounts to the Agreement;
WHEREAS, the Parties desire and agree to add FGWL&A’s COLI VUL 1, COLI VUL 2 and COLI VUL 4 Separate Accounts to the Agreement; and
WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:
1.	GWL&A’s Separate Account COLI VUL 4 Series Account is hereby added to the Agreement.
2.	GWL&A’s Separate Account COLI VUL 7 Series Account is hereby added to the Agreement.
3.	First GWL&A’s Separate Account COLI VUL 1 Series Account is hereby added to the Agreement.
4.	First GWL&A’s Separate Account COLI VUL 2 Series Account is hereby added to the Agreement.
5.	First GWL&A’s Separate Account COLI VUL 4 Series Account is hereby added to the Agreement.
6.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 2nd day of November, 2009.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:           /s/ Ron Laeyendecker
Title:           Senior Vice President
Date:           November 4, 2009

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:           /s/ Susan Gile
Title:           V.P. Individual Markets
Date:           November 4, 2009

THE ALGER AMERICAN FUND

By its authorized officer,

By:           /s/ illegible
Title:           Assistant Secretary
Date:           November 2, 2009

FRED ALGER MANAGEMENT, INC.

By its authorized officer,

By:           /s/ illegible
Title:           Senior Vice President
Date:           November 2, 2009

FRED ALGER & COMPANY, INCORPORATED

By its authorized officer,

By:           /s/ illegible
Title:           Senior Vice President
Date:           November 2, 2009

SCHEDULE A
Separate Account	Contract
FutureFunds I of GWLA	Group Tax Deferred Annuity
FutureFunds II of GWLA	Group Tax Deferred Annuity
FutureFunds II of FGWLA	Group Tax Deferred Annuity
COLI VUL 2 of GWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 2 of FGWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 4 of GWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 4 of FGWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 7 of GWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 1 of FGWLA	Individual Flexible Premium Variable Universal Life